Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, January 28, 2010	(302) 857-3292

DOVER MOTORSPORTS, INC. REPORTS RESULTS

FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2009

Dover Motorsports, Inc. (NYSE: DVD) today reported its results for the quarter and year ended December 31, 2009.

The Company’s fourth quarter is a seasonally slow quarter and typically results in a loss. We promoted two major events in the fourth quarter of 2009 – the NASCAR Nationwide Series race and the NHRA Full Throttle Racing Series race, both held at Memphis Motorsports Park (Memphis). We only promoted the NASCAR Nationwide Series race at Memphis during the fourth quarter of 2008.

As previously reported, the Company has ceased all operations at Memphis and the facility is being held for sale. The Company realigned both NASCAR races promoted in Memphis to its other Midwest tracks, effective for the 2010 race season.

For the quarter ended December 31, 2009, revenues were $4,031,000 compared with $2,561,000 in the fourth quarter of 2008. The increase was attributable to the additional race promoted in the fourth quarter of 2009, partially offset by lower admissions and sponsorship revenue in 2009 compared to 2008. Operating and marketing expenses in the 2009 quarter were higher than the 2008 quarter due to the additional race, though the expenses per race were lower in 2009 than 2008 primarily due to cost savings initiatives.

General and administrative expenses of $2,955,000 in the fourth quarter of 2009 were down slightly from $3,108,000 for the same quarter last year. The decrease is due to cost saving initiatives, including the closure of Memphis.

Depreciation and amortization was $1,679,000 during the fourth quarter of 2009 compared with $1,770,000 in the fourth quarter of 2008. The decrease is primarily due to a reduction in our depreciable asset base resulting from the impairment charges in the fourth quarter of 2008 and the third quarter of 2009.

Net interest expense decreased by $104,000 in the fourth quarter of 2009, primarily as a result of lower interest rates compared to last year.

The results for the fourth quarter of 2008 include a non-cash impairment charge of $12,795,000 to write down the carrying value of the Midwest facilities to their fair value. The Company’s financial results are shown on an adjusted basis on the accompanying schedule – “Reconciliation of GAAP Loss to Adjusted (Loss) Earnings”. Loss before income tax benefit for the fourth quarter of 2009 was $7,396,000 compared with $7,724,000 on an adjusted basis for the fourth quarter of last year.

Net loss was $4,571,000 or $.13 per diluted share in the fourth quarter of 2009 compared with $3,760,000 or $.10 per diluted share on an adjusted basis for the same period last year.

For the year ended December 31, 2009, total revenues were $70,878,000 compared with $84,279,000 in the prior year. We promoted one fewer major event in 2009 then we did in 2008.

On an adjusted basis, net (loss) earnings were ($1,034,000) or ($.03) per diluted share for the year ended 2009 compared with $2,638,000 or $.07 per diluted share in 2008.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. (NYSE: DVD) is a leading promoter of motorsports events in the United States. DVD subsidiaries operate three tracks in three states, and present several hundred motorsports events each year. For 2009, 14 major national events were held, including races sanctioned by NASCAR and NHRA. Dover Motorsports, Inc. owns and operates Dover International Speedway in Dover, Del., Gateway International Raceway near St. Louis, Mo., and Nashville Superspeedway near Nashville, Tenn. For further information log on to www.DoverMotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Revenues:
Admissions	$1,592	$933	$24,741	$31,034
Event-related	1,711	1,227	17,971	25,652
Broadcasting	715	398	27,999	27,532
Other	13	3	167	61

	4,031	2,561	70,878	84,279

Expenses:
Operating and marketing	5,961	4,461	50,466	55,262
General and administrative	2,955	3,108	12,174	12,528
Impairment charge	—	12,795	7,478	12,795
Depreciation and amortization	1,679	1,770	6,467	6,909

	10,595	22,134	76,585	87,494

Operating loss	(6,564)	(19,573)	(5,707)	(3,215)

Interest income	7	14	14	83
Interest expense	(849)	(960)	(2,124)	(4,078)
Gain (loss) on sale of investments	10	—	(92)	—

Loss before income tax benefit	(7,396)	(20,519)	(7,909)	(7,210)

Income tax benefit	2,825	8,442	2,014	1,531

Net loss	$(4,571)	$(12,077)	$(5,895)	$(5,679)

Net loss per common share:
Basic	$(0.13)	$(0.34)	$(0.16)	$(0.16)

Diluted	$(0.13)	$(0.34)	$(0.16)	$(0.16)

Weighted average shares outstanding:
Basic	36,025	35,958	36,021	35,940
Diluted	36,025	35,958	36,021	35,940

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP LOSS TO ADJUSTED (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008

GAAP loss before income tax benefit	$(7,396)	$(20,519)	$(7,909)	$(7,210)

Non-cash impairment charges (1)	—	12,795	7,478	12,795

Adjusted (loss) earnings before income taxes	$(7,396)	$(7,724)	$(431)	$5,585

GAAP net loss	$(4,571)	$(12,077)	$(5,895)	$(5,679)

Non-cash impairment charges, net of income taxes (1)	—	8,317	4,861	8,317

Adjusted net (loss) earnings	$(4,571)	$(3,760)	$(1,034)	$2,638

GAAP net loss per common share - diluted	$(0.13)	$(0.34)	$(0.16)	$(0.16)

Non-cash impairment charges, net of income taxes (1)	—	0.23	0.13	0.23

Adjusted net (loss) earnings per common share - diluted (2)	$(0.13)	$(0.10)	$(0.03)	$0.07

(1)

During the third quarter of 2009, we reviewed the long-lived assets of our Memphis Motorsports Park facility for impairment. Based on the results of this analysis, we recorded a non-cash impairment charge of $7,478,000 to write-down the carrying value of long-lived assets at our Memphis facility to fair value.

During the fourth quarter of 2008, we reviewed the long-lived assets of each of our three Midwest facilities for impairment. Based on the results of this analysis, we recorded non-cash impairment charges of $2,150,000, $3,140,000 and $7,505,000 to write-down the carrying value of long-lived assets at our Memphis, Nashville and Gateway facilities, respectively, to fair value.

(2)	The components of loss per diluted share for the three months ended December 31, 2008 do not add to the adjusted loss per diluted share due to rounding.

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$155	$288
Accounts receivable	1,260	1,950
Inventories	277	273
Prepaid expenses and other	1,528	1,697
Receivable from Dover Downs Gaming & Entertainment, Inc.	—	11
Deferred income taxes	118	152
Assets held for sale	2,800	—

Total current assets	6,138	4,371

Property and equipment, net	130,182	144,684
Restricted cash	5,333	5,219
Other assets, net	712	594
Deferred income taxes	164	311

Total assets	$142,529	$155,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$456	$604
Accrued liabilities	2,986	2,767
Payable to Dover Downs Gaming & Entertainment, Inc.	5	—
Income taxes payable	199	159
Current portion of bonds payable	1,235	1,130
Deferred revenue	5,931	6,962

Total current liabilities	10,812	11,622

Revolving line of credit	41,000	42,200
Bonds payable	1,739	2,971
Liability for pension benefits	1,695	2,555
Other liabilities	875	1,920
Non current income taxes payable	3,269	9,630
Deferred income taxes	20,850	16,834

Total liabilities	80,240	87,732

Stockholders’ equity:
Common stock	1,806	1,787
Class A common stock	1,851	1,851
Additional paid-in capital	100,943	100,539
Accumulated deficit	(40,994)	(34,366)
Accumulated other comprehensive loss	(1,317)	(2,364)

Total stockholders’ equity	62,289	67,447

Total liabilities and stockholders’ equity	$142,529	$155,179

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended December 31,
	2009	2008
Operating activities:
Net loss	$(5,895)	$(5,679)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,467	6,909
Amortization of credit facility fees	229	175
Stock-based compensation	495	598
Deferred income taxes	(3,005)	(2,544)
Impairment charge	7,478	12,795
Changes in assets and liabilities:
Accounts receivable	690	(228)
Inventories	(4)	(88)
Prepaid expenses and other	212	50
Accounts payable	(148)	(72)
Accrued liabilities	(69)	(691)
Payable to/receivable from Dover Downs Gaming & Entertainment, Inc.	16	7
Income taxes payable	111	(120)
Deferred revenue	(1,031)	(1,727)
Other liabilities	(293)	663

Net cash provided by operating activities	5,253	10,048

Investing activities:
Capital expenditures	(1,912)	(6,577)
Restricted cash	(114)	(1,050)
Proceeds from sale of available-for-sale securities	335	—
Purchase of available-for-sale securities	(333)	(50)

Net cash used in investing activities	(2,024)	(7,677)

Financing activities:
Borrowings from revolving line of credit	37,050	38,600
Repayments on revolving line of credit	(38,250)	(38,700)
Repayments of bonds payable	(1,127)	(108)
Dividends paid	(733)	(2,184)
Repurchase of common stock	(19)	(137)
Credit facility fees	(283)	(124)
Proceeds from stock options exercised	—	216
Excess tax benefit on stock awards	—	27

Net cash used in financing activities	(3,362)	(2,410)

Net decrease in cash and cash equivalents	(133)	(39)
Cash and cash equivalents, beginning of year	288	327

Cash and cash equivalents, end of year	$155	$288